SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 19, 2008 (December 15, 2008)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.
On December 15, 2008, Republic Services, Inc. (“Republic”), Allied Waste Industries, Inc. (“Allied”), Allied Waste North America, Inc. (“AWNA”), U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), as trustee (the “Trustee”), and the Allied and Republic subsidiary guarantors named therein entered into a twenty-first supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of December 23, 1998, by and among Allied, AWNA, the subsidiary guarantors named therein and the Trustee.
The Supplemental Indenture amends the supplemental indentures under which each of the following series of debt securities of AWNA (collectively, the “Notes”) were issued:
6 1/2% Senior Notes due 2010 (CUSIP No. 01958XBA4)
5 3/4% Senior Notes due 2011 (CUSIP No. 01958XBD8)
6 3/8% Senior Notes due 2011 (CUSIP No. 01958XBK2)
7 7/8% Senior Notes due 2013 (CUSIP No. 01958XAZ0)
6 1/8% Senior Notes due 2014 (CUSIP No. 01958XBF3)
7 3/8% Senior Unsecured Notes due 2014 (CUSIP No. 01958XBH9)
7 1/4% Senior Notes due 2015 (CUSIP No. 01958XBN6)
7 1/8% Senior Notes due 2016 (CUSIP No. 01958XBR7)
6 7/8% Senior Notes due 2017 (CUSIP No. 01958XBS5)
The Supplemental Indenture modifies the reporting obligations of Allied under the supplemental indentures governing the Notes to allow Republic, rather than Allied or AWNA, to make the Securities and Exchange Commission filings that to this point have been made by Allied. In connection with the previously announced merger between Allied and Republic, Allied became a wholly owned subsidiary of Republic.
The amendments contained in the Supplemental Indenture were approved by the holders of at least a majority in aggregate principal amount of each series of Notes then outstanding through a consent solicitation previously announced by Republic and Allied.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 4.1	Twenty-First Supplemental Indenture, dated as of December 15, 2008, by and among Allied, AWNA, Republic, the subsidiary guarantors named therein and the Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 19, 2008

REPUBLIC SERVICES, INC.

By:	/s/ Tod C. Holmes

Tod C. Holmes Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni

Charles F. Serianni Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)